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                                                                   EXHIBIT 99.10

        A REGISTRATION STATEMENT HAS BEEN FILED WITH THE SECURITIES AND
           EXCHANGE COMMISSION IN CONNECTION WITH THE EXCHANGE OFFER. THE COMPLETION OF THE EXCHANGE OFFER IS DEPENDENT UPON THE
                   REGISTRATION STATEMENT BECOMING EFFECTIVE.

                          FLEETWOOD ENTERPRISES, INC.
                           FLEETWOOD CAPITAL TRUST II
                           AMENDED EXCHANGE OFFER OF
   -  % CONVERTIBLE TRUST II PREFERRED SECURITIES DUE 2013 OF FLEETWOOD CAPITAL
                                   TRUST II,
WHICH WILL BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, PRIOR TO
                                    CLOSING,
        FOR UP TO $86.25 MILLION IN AGGREGATE LIQUIDATION AMOUNT OF THE
 6% CONVERTIBLE TRUST PREFERRED SECURITIES DUE 2028 OF FLEETWOOD CAPITAL TRUST
                           AND AMENDED CASH OFFER OF
  -  % CONVERTIBLE TRUST III PREFERRED SECURITIES DUE 2013 OF FLEETWOOD CAPITAL
                                   TRUST III

To Our Clients:

    Enclosed for your consideration is an amended preliminary prospectus, dated
December   -  , 2001 (the "Prospectus"), and the related Letter of Transmittal
(the "Letter of Transmittal"), relating to the amended offer by Fleetwood Enterprises, Inc. ("Fleetwood") and Fleetwood Capital Trust II ("New Trust II," and together with Fleetwood, the "Company") to exchange (the "Exchange Offer")
an aggregate liquidation amount of the New Trust II's   -  % Convertible Trust
II Preferred Securities due 2013 (the "Exchange Preferred Securities") for up to $86.25 million in aggregate liquidation amount of 6% Convertible Trust Preferred Securities due 2028 (the "Existing Preferred Securities") of Fleetwood Capital Trust (the "Existing Trust") held by the registered holders thereof (the "Holders").

    We are also offering investors the right to purchase $  -  million in
aggregate liquidation amount of   -  % Convertible Trust III Preferred
Securities due   -  (the "Cash Offer Preferred Securities") for cash (the "Cash
Offer"). The Cash Offer Preferred Securities and Exchange Preferred Securities constitute different series of trust preferred securities and are not fungible. See the section titled "Cash Offer for Cash Offer Preferred Securities,"
beginning on page   of the Prospectus.

    Existing Preferred Securities accepted for exchange will cease to accrue interest from and after the date of consummation of the Exchange Offer. Thus, holders of Existing Preferred Securities whose Existing Preferred Securities are accepted for exchange will not receive any payment in respect of accrued but unpaid distributions on those Existing Preferred Securities through the date of consummation of the Exchange Offer.

    This material is being forwarded to you as the beneficial owner of the Existing Preferred Securities held by us for your account but not registered in your name. A tender of such Existing Preferred Securities may only be made by us as the holder of record and pursuant to your instructions.

    Accordingly, we request instructions as to whether you wish us to tender on your behalf the Existing Preferred Securities held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

    Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Existing Preferred Securities on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer was
launched on December 5, 2001 and amended on December   -  , 2001. The Exchange
Offer will expire at 5:00 p.m., New York City Time, on January 4, 2002, unless extended by the Company.

    Any Existing Preferred Securities tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date. Exchange Preferred Securities will not be issuable in exchange for Existing Preferred Securities so withdrawn. Any permitted withdrawal of Existing Preferred Securities may not be rescinded, and any Existing Preferred Securities properly withdrawn will afterwards be deemed not validly tendered for purposes of the Exchange Offer. Withdrawn Existing Preferred
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Securities may, however, be re-tendered by again following one of the appropriate procedures described in the Prospectus at any time before the expiration date of the Exchange Offer.

    Your attention is directed to the following:

    1. Subject to the terms and conditions of the Exchange Offer, as set forth in the Prospectus, we will accept up to $86.25 million in aggregate liquidation amount of Existing Preferred Securities that are validly tendered. If Existing Preferred Securities in an aggregate liquidation amount of more than $86.25 million are validly tendered, we will accept them for exchange on a pro rata basis, in an aggregate liquidation amount equal to (x) a fraction, the numerator of which is the aggregate liquidation amount of Existing Preferred Securities validly tendered for exchange by such Holder and the denominator of which is the aggregate liquidation amount of all Existing Preferred Securities validly tendered by all Holders, multiplied by (y) $86.25 million.

    2. The Exchange Offer is subject to certain conditions set forth in the section titled "The Exchange Offer--Conditions for Completion of the
       Exchange Offer," beginning on page   of the Prospectus.

    3. Any transfer taxes incident to the transfer of Existing Preferred Securities from the holder to the Company will be paid by the Company, except as otherwise provided in the Instructions in the Letter of Transmittal.

    4. The Exchange Offer expires at 5:00 p.m., New York City Time, on January 4, 2002, unless extended by the Company.

    If you wish to have us tender your Existing Preferred Securities, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Existing Preferred Securities.

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                          INSTRUCTIONS WITH RESPECT TO
                               THE EXCHANGE OFFER

    The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Fleetwood Enterprises, Inc. and Fleetwood Capital Trust II with respect to the Existing Preferred Securities of Fleetwood Capital Trust. This will instruct you to tender the Existing Preferred Securities indicated below (or, if no number is indicated below, all Existing Preferred Securities) held by you for the amount of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal. Please tender the Existing Preferred Securities held by you for my account as indicated below:

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            6% Convertible Trust Preferred Securities due February 15, 2028

            $____________ (Aggregate Liquidation Amount of Existing Preferred Securities)

            [ ] Please do not tender any Existing Preferred Securities held by you for any account.

Dated:
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Signature(s):
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Print name(s) here:
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Print Address(es):
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Area Code and Telephone Number(s):
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Area Code and Facsimile Number(s):
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Tax Identification or Social Security Number(s):
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My Account Number(s) with you:
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    None of the Existing Preferred Securities held by us for your account will be tendered unless we receive written instructions from you to do so. After receipt of instructions to tender, we will tender all of the Existing Preferred Securities held by us for your account unless we receive specific contrary instructions.

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